SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

IFAN FINANCIAL, INC.

(Exact name of Company as specified in its charter)

Nevada	001-36122	33-1222494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312
(Address of principal executive offices)
Phone: (619) 537-9998
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IFAN FINANCIAL, INC.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement executed on November 25, 2014, IFAN Financial, Inc. (the “Company”) closed a private placement to one accredited investor, for an aggregate of 3,703,703 restricted common shares (“Shares”) at a price of US$0.27 per Share, and an equal amount of warrants that are exercisable until December 31, 2015 at an exercise price of $1.00 per Warrant Share (“Warrants”) together, the units (“Unit”) for total gross proceeds of US$1,000,000. The restricted common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The private placement was fully subscribed to by one non-U.S. person. The Units payment schedule is as follows:

1.

Two Hundred Thousand ($200,000) to be paid upon the execution of the Subscription Agreement;

2.

Two Hundred Thousand ($200,000) to be paid by December 8, 2014;

3.

Two Hundred Thousand ($200,000) to be paid by December 29, 2014;

4.

Two Hundred Thousand ($200,000) to be paid by January 19, 2015; and

5.

Two Hundred Thousand ($200,000) to be paid by February 9, 2015.

For all the terms and provisions of the private placement, reference is hereby made to such document annexed hereto as Exhibits 10.1, and 10.2. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Subscription Agreement
10.2	Form of Warrant Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFAN FINANCIAL, INC. Date: December 2, 2014 By: /s/ J. Christopher Mizer J. Christopher Mizer President & CEO